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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                           Killbuck Bancshares, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4) Proposed maximum aggregate value of transaction:

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     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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     2) Form, Schedule or Registration Statement No.:

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     3) Filing Party:

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     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                            KILLBUCK BANCSHARES, INC.

                            NOTICE OF ANNUAL MEETING

                                       AND

                                 PROXY STATEMENT

                           ANNUAL SHAREHOLDERS MEETING

                                 APRIL 25, 2005

                           KILLBUCK BANCSHARES, INC.
                               165 N. Main Street
                               Killbuck, OH 44637

                           NOTICE OF ANNUAL MEETING OF
                             SHAREHOLDERS TO BE HELD
                                 April 25, 2005

TO THE HOLDERS OF SHARES OF COMMON STOCK:

      Notice is hereby given that the Annual Meeting of the Shareholders of Killbuck Bancshares, Inc. (the "Corporation") will be held at the main office of the Corporation, 165 N. Main Street, Killbuck, Ohio, on Monday, April 25, 2005, at 7:30 p.m. (local time), for the purpose of considering and voting upon the following matters:

1. The election of three Directors (to be elected to Class A of the Corporation's staggered Board of Directors) to serve a three-year term or until their successors shall have been elected and qualified.

2. To transact such other business as may properly come before the meeting or any adjournment thereof. The Board of Directors at present knows of no other business to be presented by or on behalf of the Corporation.

      Shareholders of record at the close of business on March 19, 2005, are the only shareholders entitled to notice of and to vote at the Annual Shareholders Meeting.

                                              By order of the Board of Directors

                                                    Luther E. Proper

                                              Luther E. Proper, President and
                                               Chief Executive Officer

March 21, 2005

                                    IMPORTANT

       WHETHER YOU EXPECT TO ATTEND THE MEETING OR NOT, PLEASE MARK, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED SELF-ADDRESSED ENVELOPE AS PROMPTLY AS POSSIBLE. NO POSTAGE IS REQUIRED.

                            KILLBUCK BANCSHARES, INC.
                                 KILLBUCK, OHIO

                                 PROXY STATEMENT
                               GENERAL INFORMATION

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Killbuck Bancshares, Inc. (the "Corporation") of proxies to be voted at the Annual Meeting of Shareholders to be held on Monday, April 25, 2005, in accordance with the foregoing notice.

      Killbuck Bancshares, Inc. is a registered bank holding company of which The Killbuck Saving Bank Company (hereinafter collectively "Corporation") is its principal subsidiary.

      The solicitation of proxies on the enclosed form is made on behalf of the Board of Directors of the Corporation. All costs associated with the solicitation will be borne by the Corporation. The Corporation does not intend to solicit proxies other than by use of the mails, but certain officers and regular employees of the Corporation or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. The proxy materials are first being mailed to shareholders on or about March 21, 2005.

      Any shareholder executing a proxy has the right to revoke it by the execution of a subsequently dated proxy, by written notice delivered to the Secretary of the Corporation prior to the exercise of the proxy or in person by voting at the meeting. The shares will be voted in accordance with the direction of the shareholder as specified on the proxy. In the absence of instructions, the proxy will be voted "FOR" the election of the three persons listed in this Proxy Statement.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

      Only shareholders of record at the close of business on March 19, 2005, will be eligible to vote at the Annual Meeting or any adjournment thereof. As of March 19, 2005, the Corporation had outstanding 657,028 shares of no par value common stock. Shareholders are entitled to one vote for each share of common stock owned as of the record date.

      All Directors and Executive Officers of the Corporation as a group (comprised of eleven individuals), beneficially held 22,626 shares of the Corporation's common stock as of March 19, 2005, representing 3.44 percent of the outstanding common stock of the Corporation.

                             PRINCIPAL SHAREHOLDERS

      To the Corporation's knowledge, except as noted below, no person or entity owns beneficially, directly or indirectly, 5 percent or more of the Corporation's outstanding common stock as of March 19, 2005.

                                            AMOUNT AND NATURE OF       % OF
NAME AND ADDRESS OF BENEFICIAL OWNER        BENEFICIAL OWNERSHIP(1)    CLASS
------------------------------------        -----------------------    -----
The Holmes Limestone Co.                        45,120 Shares(2)       6.86%
P.O. Box 295
Berlin, Ohio 44610

Thomas D. Gindlesberger                         35,000 Shares(2)       5.32%
401 Port Washington Road
Millersburg, Ohio  44654

----------------------
(1) All shares subject to sole voting and investment power unless otherwise indicated.

(2) The source for this information is a Form SC 13-G, as filed by shareholder with the Securities and Exchange Commission on August 27, 1998.

               PROPOSAL #1 ELECTION OF DIRECTORS AND INFORMATION
                     WITH RESPECT TO DIRECTORS AND OFFICERS

              CLASSIFICATION SYSTEM FOR THE ELECTION OF DIRECTORS

      The Corporation has a staggered system for the election of Directors. Directors are divided into three classes as nearly equal in number as possible. The Corporation has nine Directors, and they are elected to serve a three-year term. The three nominees receiving the greatest number of votes will be elected as Directors. There is no minimum number of votes required to elect a Director. Shares represented at the annual meeting in person or by proxy but withheld or otherwise not cast for the election of directors, including abstentions and broker non-votes, will have no impact on the outcome of the election. The Board of Directors has no policy regarding Board member attendance at the annual meeting of shareholders. All nine Directors were in attendance at last year's meeting of the shareholders.

                      INFORMATION WITH RESPECT TO NOMINEES

      The following information is provided with respect to each Class A (term to expire in 2005) nominee for Director and each present and continuing Director whose term of office extends beyond the Annual Meeting of the Corporation's Shareholders.

                            Principal Occupation During       Director of the Corporation
  Name and Age                    Past Five Years                        Since
-----------------         --------------------------------    ---------------------------
John W. Baker             Retired                                        1992
(Age 60)                  (President, Burgett Insurance
Term expires 2005         through December 31, 1997)

Richard L. Fowler         President, Mobile Homes of Ohio                1992
(Age 74)
Term expires 2005

Kenneth E. Taylor         Farmer                                         1992
(Age 52)
Term expires 2005

           THE DIRECTORS UNANIMOUSLY RECOMMEND A VOTE IN FAVOR OF THIS
                                  PROPOSAL #1.

        INFORMATION WITH RESPECT TO DIRECTORS NOT STANDING FOR REELECTION

                              Principal Occupation During Past         Director of the Corporation
  Name and Age                          Five Years                                 Since
-----------------         -----------------------------------------    ---------------------------
Dean J. Mullet            President, Mullet Cabinet                                1996
(Age 53)
Term expires 2006

Luther E. Proper          President and CEO, Killbuck                              1992
(Age 56)                  Bancshares, Inc. and The Killbuck
Term expires 2006         Savings Bank Co.  Mr. Proper's term
                          as executive officer is subject to annual
                          renewal by resolution of the Board
                          of Directors.

Allan R. Mast             Co-Owner Holmes M&M Construction                         1992
(Age 55)
Term expires 2006

Ted Bratton               Farmer                                                   1999
(Age 43)
Term expires 2007

Max A. Miller             Attorney-at-Law                                          2001
(Age 49)
Term expires 2007

Michael S. Yoder          Owens-Brockway                                           1994
(Age 62)                  (Retired 1999)
Term expires 2007

      The business experience of each of the above-listed nominees and Directors during the past five years was that typical to a person engaged in the principal occupation listed. Unless otherwise indicated, each of the nominees and Directors has had the same position or another executive position with the same employer during the past five years.

      Shareholders desiring to nominate individuals to serve as Directors may do so by following the procedure outlined in the Corporation's Code of Regulations requiring advance notice to the Corporation of such nomination and certain information regarding the proposed nominee.

                        SECURITY OWNERSHIP OF MANAGEMENT

                                      Shares of Corporation Common Stock      Percentage of Beneficial
             Name                      Owned Beneficially as of 3/19/05        Ownership as of 3/19/05
--------------------------------      ----------------------------------      ------------------------
Max A. Miller                                         500                               .08%
John W. Baker                                         106                               .02%
Ted Bratton(1)                                        245                               .04%
Richard L. Fowler (2)                               8,787                              1.34%
Craig A. Lawhead (3)                                1,795                               .27%
Allan R. Mast (4)                                   1,980                               .30%
Dean J. Mullet(5)                                     299                               .05%
Luther E. Proper                                    7,005                              1.07%
Kenneth E. Taylor                                   1,459                               .22%
Michael S. Yoder(6)                                   400                               .06%
Diane S. Knowles                                       50                               .01%
All directors and executive
 officers as a group (11 persons)                  22,626                              3.44%

---------------------
(1) Includes 118 shares owned individually, 107 shares owned jointly with spouse and 20 shares owned individually by son.

(2) Includes 4,700 shares owned individually and 4,087 shares owned jointly with spouse.

(3) Includes 680 shares owned individually, 1,095 shares owned jointly with spouse and 20 shares owned by daughter.

(4) Includes 375 shares owned individually, 905 shares owned jointly with spouse and 700 shared owned by Holmes M&M Construction

(5) Includes 150 shares owned individually and 149 shares owned jointly with spouse.

(6) Includes 250 shares owned individually and 150 shares owned individually by spouse.

 COMMITTEES AND COMPENSATION OF, AND COMMUNICATIONS WITH, THE BOARD OF DIRECTORS

      Committees

      The Board of Directors conducts its business through meetings of the Board and through its committees. In accordance with the Code of Regulations of the Corporation, the Board of Directors has appointed and maintains an Audit Committee, Nominating and Governance Committee, Executive Committee, and Investment & Funds Committee and Loan Committee.

      The Corporation's nominating function is performed by the Nominating and Governance Committee, which is composed of Messrs. Baker, Bratton, Fowler, Miller and Mast (Chairman). Until 2004, the nominating function was handled by the entire Board of Directors of the Corporation. In conducting its nominating function, the Nominating and Governance Committee is responsible for making annual nominations for Directors to fill vacancies created by expired terms of Directors and from time to time, making appointments to fill vacancies created prior to the expiration of a Director's term. During 2004, the Nominating and Governance Committee met once to consider and act upon the nomination of Directors. Each member of the Nominating and Governance Committee meets the independence requirements prescribed under Rule 4200 of the NASDAQ Marketplace listing standards. The Committee operates under a written charter, a copy of which was provided to shareholders as an appendix to the proxy materials delivered in connection with our 2004 annual meeting. This charter is not available for on-line viewing on any website of the Corporation or otherwise. While the Nominating and Governance Committee will consider nominating persons recommended by shareholders, it has not actively solicited recommendations from the Corporation's shareholders for nominees nor established any procedures for this purpose. The Committee has determined that based upon the Corporation's size and the accessibility of the directors and executive management to the shareholders, no such policy or procedures are presently required. However, shareholders may also nominate persons for election to the Board of Directors by following the procedures contained in the Corporation's Code of Regulations. These procedures are discussed more thoroughly in this proxy statement under the section captioned "Shareholder Proposals." The identification and evaluation of all candidates for nominee to the Board of Director are undertaken on an ad hoc basis within the context of the Corporation's strategic initiatives at the time a vacancy occurs on the Board. In evaluating candidates, the Committee considers a variety of factors, including the candidate's integrity, independence, qualifications, skills, experience (including experiences in finance and banking), familiarity with accounting rules and practices, and compatibility with existing members of the Board. Other than the foregoing, there are no stated minimum criteria for nominees, although the Committee may consider such other factors as it may deem at the time to be in the best interest of the Corporation and its shareholders, which factors may change from time to time.

      The Executive Committee of the Board is also responsible for administering the Corporation's employee benefit plans; setting the compensation of the President and Chief Executive Officer; reviewing the criteria that form the basis for management's officer and employee compensation recommendations and reviewing management's recommendations in this regard. The Executive Committee is composed of Messrs. Baker, Bratton, Fowler, Miller and Mast (Chairman). The Executive Committee met 12 times during 2004.

      The Corporation's Audit Committee has been established by and amongst the Board for the purpose of overseeing the accounting and financial reporting processes of the Corporation and the audits of its financial statements. In this capacity, the Audit Committee reviews with the Corporation's independent auditors, the audit plan, the scope and results of their audit engagement and the accompanying management letter, if any; reviews the scope and results of the Corporation's internal auditing procedures; consults with the independent auditors and management with regard to the Corporation's accounting methods and the adequacy of its internal accounting controls; approves all professional services provided by the independent auditors; reviews the independence of the independent auditors; and reviews the range of the independent auditors' audit and nonaudit fees. The Audit Committee is composed of Messrs. Miller, Mast, Taylor and Yoder (Chairman). All members of the Audit Committee met the independence standards of Rule 4200 of the NASDAQ Marketplace listing standards. The Audit Committee operates under a written charter, a copy of which was provided to shareholders as an appendix to the proxy materials delivered in connection with our 2004 annual meeting. The Audit Committee met 5 times during 2004.

      The Investment & Funds Committee is responsible for reviewing the securities portfolio of the Corporation and makes recommendations to the full Board on matters affecting the market for the Corporation's common stock and the Corporation's dividend policy.

      The Loan Committee reviews loan policy matters and approves loan requests as required by internal policy.

      The Board of Directors of the Corporation meets bi-monthly for its regular meetings and upon call for special meetings. During 2004, the Board met 24 times. All Directors of the Corporation attended at least 75 percent of the Board and Committee Meetings that they were scheduled to attend during 2004.

      Director Compensation

      Directors of the Corporation and its subsidiary, The Killbuck Savings Bank Company, received an annual retainer of $9,600 during 2004. The Chairman of the Board received an annual retainer of $12,000. In addition, committee members receive $150 per committee meeting attended.

      Communications with the Board of Directors

      The Board of Directors has not established a formal process for security holders to send communications to the board of directors. The Board of Directors has determined that in light of the general accessibility of the directors in the community served by the Company, no such process is required.

                             AUDIT COMMITTEE REPORT

      The Audit Committee of the Corporation's Board of Directors (the "Committee") is composed of four directors, each of whom is independent as defined by the National Association of Securities Dealers' listing standards, and operates under a written charter adopted by the Board of Directors. The members of the Committee are directors Miller, Mast, Taylor and Yoder. The Committee recommends to the Board of Directors the selection of the Corporation's independent accountants.

      Management is responsible for the Corporation's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Corporation's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes.

      In this context, the Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the Corporation's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

      The Corporation's independent accountants also provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm's independence. The Committee has considered whether the provision of non-audit services by the independent accountants to the Corporation and its subsidiaries is compatible with maintaining the independence of the independent accountants.

      Based upon the Committee's discussion with management and the independent accountants and the Committee's review of the representation of management and the report of the independent accountants to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2004 to be filed with the Securities and Exchange Commission.

Michael S. Yoder, Chairman
Max A. Miller
Allen R. Mast
Kenneth E. Taylor

The Corporation's independent accountants billed the aggregate fees shown below for audit and all other services rendered to Corporation and its subsidiaries for fiscal years 2004 and 2003, respectively.

                                  2004                  2003
                                ---------            ---------
Audit Fees:                     $  43,100            $  40,470

Audit-Related Fees:             $       0            $       0

Tax Fees:                       $ 8,200(1)           $   8,000

All Other Fees:                 $       0            $       0

-----------------------------
(1) Tax Fees paid for fiscal year 2004 include return preparation and related consulting services

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

                 SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

      The following remuneration table sets forth all direct remuneration paid by the Bank in 2004, 2003, and 2002 to the Corporation's President and Chief Executive Officer, Executive Vice President and Chief Financial Officer.

                           SUMMARY COMPENSATION TABLE

                                                        Annual Compensation
                                           -----------------------------------------------
                                                                              Other Annual
     Name and Principal Position           Year      Salary        Bonus      Compensation
-------------------------------------      ----     --------      -------     ------------
Mr. Luther E. Proper                       2004     $172,382      $26,191     $      1,114
President and Chief Executive Officer      2003     $163,918      $26,617     $      1,120
                                           2002     $148,215      $25,260     $      1,052

Mr. Craig A. Lawhead                       2004     $105,680      $15,127                -
Executive Vice President                   2003     $100,548      $15,496                -
                                           2002     $ 95,250      $14,252                -

Ms. Diane S. Knowles                       2004     $101,800      $13,921                -
Chief Financial Officer                    2003     $ 96,942      $14,248                -
                                           2002     $ 91,588      $13,016                -

               EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

      On April 26, 2004, the Corporation executed employment agreements with each of the executive officers named in the Summary Compensation Table above. The material terms of each officer's employment agreement with the Company are described below. The following descriptions are intended to provide an overview of the material terms, but do not purport to be complete and are qualified in their entirety by reference to the full text of each employment agreement, copies of which were attached as Exhibits 10.1 through 10.3, respectively, to the Corporation's Quarterly Report on Form 10-Q that was filed with the Commission on August 12, 2004.

      Agreement with Luther E. Proper - The Agreement provides for Mr. Proper's employment in the capacity as President of the Corporation's commercial banking subsidiary, The Killbuck Savings Bank Company, and requires him to promote the business thereof and to render such administrative and management services as customarily performed by others similarly situated. Other material terms of the employment agreement include: a minimum base salary of $158,000 per year; an annual bonus calculated at the discretion of the Board of Directors; participation in the Corporation's retirement, medical and disability plans; and vacation and sick leave in accordance with the Corporation's policies and as otherwise may be determined by the Board from time to time. The term of Mr. Proper's agreement is for one year periods, which are renewable annually upon resolution of the Board of Directors, except in the event that the Corporation enters into negotiations which, if concluded by agreement, would result in a "Change in Control" (as defined under the agreement). In such instances, the agreement provides that Mr. Proper's term of employment would automatically be extended for an additional one year period. The agreement further provides that, in the event Mr. Proper is terminated by the Corporation without "Just Cause" (as defined under the agreement), the Corporation shall continue to pay Mr. Proper's current salary up until the termination date of his current term. In the event Mr. Proper is terminated in connection with a Change in Control, the agreement provides for payment in the amount of 2.99 times the "base amount" of his annual earnings, as defined in Section 280G of the Internal Revenue Code. Under certain delineated circumstances, Mr. Proper is also entitled to 2.99 times his base amount in the event he voluntarily terminates his employment following a Change in Control.

      Agreement with Craig A. Lawhead - The Agreement provides for Mr. Lawhead's employment in the capacity as Executive Vice President of the Corporation's commercial banking subsidiary, The Killbuck Savings Bank Company, and requires him to promote the business thereof and to render such administrative and management services as customarily performed by others similarly situated. Other material terms of the employment agreement include: a minimum base salary of $105,500 per year; an annual bonus calculated at the discretion of the Board of Directors; participation in the Corporation's retirement, medical and disability plans; and vacation and sick leave in accordance with the Corporation's policies and as otherwise may be determined by the Board from time to time. The term of Mr. Lawhead's agreement is for one year periods, which are renewable annually upon resolution of the Board of Directors, except in the event that the Corporation enters into negotiations which, if concluded by agreement, would result in a "Change in Control" (as defined under the agreement). In such instances, the agreement provides that Mr. Lawhead's term of employment would automatically be extended for an additional one year period. The agreement further provides that, in the event Mr. Lawhead is terminated by the Corporation without "Just Cause" (as defined under the agreement), the Corporation shall continue to pay Mr. Lawhead's current salary up until the termination date of his current term. In the event Mr. Lawhead is terminated in connection with a Change in Control, the agreement provides for payment in the amount of 2.00 times the "base amount" of his annual earnings, as defined in Section 280G of the Internal Revenue Code. Under certain delineated circumstances, Mr. Lawhead is also entitled to 2.00 times his base amount in the event he voluntarily terminates his employment following a Change in Control.

      Agreement with Diane S. Knowles - The Agreement provides for Ms. Knowles' employment in the capacity as Chief Financial Officer of the Corporation's commercial banking subsidiary, The Killbuck Savings Bank Company, and requires her to promote the business thereof and to render such administrative and management services as customarily performed by others similarly situated. Other material terms of the employment agreement include: a minimum base salary of $100,000 per year; an annual bonus calculated at the discretion of the Board of Directors; participation in the Corporation's retirement, medical and disability plans; and vacation and sick leave in accordance with the Corporation's policies and as otherwise may be determined by the Board from time to time. The term of Ms. Knowles' agreement is for one year periods, which are renewable annually upon resolution of the Board of Directors, except in the event that the Corporation enters into negotiations which, if concluded by agreement, would result in a "Change in Control" (as defined under the agreement). In such instances, the agreement provides that Ms. Knowles' term of employment would automatically be extended for an additional one year period. The agreement further provides that, in the event Ms. Knowles is terminated by the Corporation without "Just Cause" (as defined under the agreement), the Corporation shall continue to pay Ms. Knowles' current salary up until the termination date of her current term. In the event Ms. Knowles is terminated in connection with a Change in Control, the agreement provides for payment in the amount of 2.00 times the "base amount" of her annual earnings, as defined in Section 280G of the Internal Revenue Code. Under certain delineated circumstances, Ms. Knowles is also entitled to 2.00 times her base amount in the event she voluntarily terminates her employment following a Change in Control.

 REPORT OF THE EXECUTIVE COMMITTEE OF KILLBUCK BANCSHARES, INC. ON COMPENSATION

      This report reflects the Corporation's compensation philosophy as endorsed by the Executive Committee. The Executive Committee of the Corporation has the responsibility of determining the compensation policy and practices with respect to all Executive Officers. At the direction of the Board of Directors, the Executive Committee has prepared the following report for inclusion in this Proxy Statement.

      Compensation Philosophy. The employee compensation program of the Corporation has been designed to:

   - Support a policy that rewards all employees for positive corporate performance;

   - Motivate all employees to advance the strategic business goals of the Corporation; and

   - Provide competitive compensation opportunities that allow the Corporation to compete for and retain talented employees who are critical to the Corporation's long-term success.

      The Executive Committee annually evaluates the performance, considers compensation adjustments and makes a recommendation to the full Board of Directors regarding the level of compensation for Mr. Proper. The Executive Committee determines the level of compensation for all other Executive Officers within the constraints of the amounts approved by the Board. In this regard, the Executive Committee conducts reviews, assembles compensation survey data and makes any necessary recommendations to the full Board of Directors regarding compensation matters. The primary compensation for the named executive officers is comprised of two principal components: (1) base salary; and (2) distributions pursuant to the Corporation's Cash Bonus Plan.

      Salary. It is the Executive Committee's policy that a competitive base salary is essential in order to retain quality executive personnel. The salary for each named executive officer is determined annually based upon the Committee's consideration of two primary factors: competitive compensation levels; and individual performance. As a method for determining competitive salary levels, the Committee reviews reports of peer data and compensation surveys sponsored by trade and consulting groups within the financial services industry. The reports and surveys utilized by the Committee generally break down overall compensation data into subcategories based upon the relative asset size of the various respondent institutions. The Committee primarily utilizes the compensation data within its respective asset category. For purposes of salary determinations made for the previous year, the Executive Committee used the Delves Group BAI 2004 Key Executive Bank Cash Compensation Survey (North-East Central Region) as its primary peer data resource. Based upon an analysis of the report data, the Committee determines an appropriate competitive salary range for each named executive officer. The exact placement of each named executive officer within the pre-established range is determined by a final subjective evaluation by the Committee of the performance of the executive during the prior year.

      The Executive Committee also undertakes a subjective evaluation of the performance of each respective individual and the performance of the Corporation overall for the previous fiscal year. The Committee uses no particular criteria in making performance-related determinations.

      Cash Bonus Plan. It is the Executive Committee's policy that a significant portion of employee compensation should be payable annually in the form of a bonus based principally upon the overall financial performance of the Corporation. The Corporation maintains a cash bonus plan (the "Bonus Plan") which allocates a portion of the Corporation's net income for the purpose of employee cash bonuses on an annual basis. The award of a bonus to any employee under the terms of the Bonus Plan is wholly discretionary and is based primarily upon a subjective evaluation of the performance of each respective individual and the performance of the Corporation overall for the previous fiscal year. As in the case of salary determinations, the Committee uses no particular criteria in making performance-related determinations.

      Discussion of CEO Compensation. Effective for the 2004 pay period, the Executive Committee recommended and the Board approved the increase in the base salary of the Chief Executive Officer to $172,382. This increase reflected consideration of competitive data reported in the compensation survey discussed above and the Committee's subjective assessment of the CEO and recognition of the Corporation's performance during 2003. With respect to competitive compensation data reviewed by the Committee, the Committee recommended a base salary for Mr. Proper at a point roughly mid-way between the 25th and 50th percentiles of CEO salaries reported by respondent institutions within the $250 to $499 million asset range. All compensation granted to the CEO pursuant to the Corporation's Cash Bonus Plan for fiscal year 2004, in the amount of $26,191, was calculated entirely at the discretion of the Corporation's Board of Directors, upon review of the Corporation's overall performance during the 2003 fiscal year.

THIS REPORT ON COMPENSATION IS SUBMITTED BY THE EXECUTIVE COMMITTEE MEMBERS:

      John Baker
      Richard Fowler
      Ted Bratton
      Max Miller
      Allan Mast

EXECUTIVE COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION AND OTHER RELATED TRANSACTIONS

      The following individuals served as members of the Executive Committee during the last completed fiscal year: John Baker; Richard Fowler; Ted Bratton; Max Miller; and Allan Mast. Additionally, Luther E. Proper, the Corporation's President and Chief Executive Officer served as an Ex Officio member of the Executive Committee of the Corporation, which is responsible for compensation matters (see "Report of the Executive Committee of Killbuck Bancshares, Inc. on Compensation" in this Proxy Statement). Although Mr. Proper attends meetings of the Executive Committee as an Ex Officio member, he did not attend those portions of meetings, nor participate in any decisions, regarding his own compensation as an Executive Officer.

      In addition, Directors of the Corporation and their associates were customers of, and have had transactions with, the Corporation in the ordinary course of business during 2004. These transactions consisted of extensions of credit by the Corporation in the ordinary course of business and were made on substantially the same terms as those prevailing at the time for comparable transactions with other persons. In the opinion of the management of the Corporation, those transactions do not involve more than a normal risk of being collectible or present other unfavorable features. The Corporation expects to have, in the future, banking transactions in the ordinary course of its business with Directors and their associates on the same terms, including interest rates and collateral on loans, as those prevailing at the time of comparable transactions with others.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

           PERFORMANCE GRAPH - FIVE-YEAR SHAREHOLDER RETURN COMPARISON

      The SEC requires that the Corporation include in this Proxy Statement a line-graph presentation comparing cumulative five-year shareholder returns on an indexed basis with a broad equity market index and either a nationally recognized industry standard or an index of peer companies selected by the Corporation. The Corporation has selected the Dow Jones Equity Market Index and the Dow Jones Regional Bank Index for purposes of this performance comparison. The chart below compares the value of $100 invested on December 31, 1999, in the Corporation's stock, the Dow Jones Total Market Index and the Dow Jones Bank Index.

   COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN* AMONG KILLBUCK BANCSHARES, INC., DOW JONES U.S. TOTAL MARKET INDEX & DOW JONES U.S. BANK INDEX FOR FICAL
                            YEARS ENDING DECEMBER 31

                              [PERFORMANCE GRAPH]

                             12/31/1999     12/31/2000      12/31/2001      12/31/2002       12/31/2003      12/31/2004
                             ----------     ----------      ----------      ----------       ----------      ----------
Killbuck Bancshares, Inc.    $   100.00     $    99.66      $    98.61      $   101.59       $   105.80      $   109.98
Dow Jones U.S. Total
Market Index                 $   100.00     $    90.77      $    79.92      $    62.27       $    81.42      $    91.20
Dow Jones U.S. Bank Index    $   100.00     $   117.86      $   117.30      $   115.09       $   152.99      $   174.97

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

      Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers and Directors, and persons who own more than ten percent of a registered class of the Corporation's equity securities, to file reports with regard to their ownership of Corporation Shares, and changes in such ownership, with the Securities and Exchange Commission.

Officers, Directors and greater than ten percent shareholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

      Based solely on review of the copies of such forms furnished to the Corporation or written representations that no Form 5s were required, the Corporation believes that during 2004 all Section 16(a) filing requirements applicable to its Officers and Directors were complied with. The Corporation has no shareholders who are ten percent beneficial owners.

                              SELECTION OF AUDITORS

      S. R. Snodgrass, A.C. has been appointed to serve as the Independent Auditor for the Corporation and its subsidiary for the fiscal year ended December 31, 2004. It is the intention of the Corporation to appoint S. R. Snodgrass, A.C. as Independent Auditor for 2005. Representatives of S. R. Snodgrass, A.C. are expected to be present at the Annual Meeting to respond to appropriate questions from shareholders and to have the opportunity to make any statements they consider appropriate.

                              SHAREHOLDER PROPOSALS

      If any stockholder of the Corporation wishes to submit a proposal to be included in next year's Proxy Statement and acted upon at the annual meeting of the Corporation to be held in 2006, the proposal must be received by the Secretary of the Corporation at the principal executive offices of the Corporation, 165 N. Main Street, Killbuck, Ohio 44637, prior to the close of business on November 20, 2005. Proposals from shareholders for next year's annual meeting received by the Corporation after February 4, 2006 will be considered untimely. With respect to such proposals, the Corporation will vote all shares for which it has received proxies in the interest of the Corporation as determined in the sole discretion of its Board of Directors. The Corporation also retains its authority to discretionarily vote proxies with respect to shareholder proposals received by the Corporation after November 20, 2005 but prior to February 4, 2006, unless the proposing shareholder takes the necessary steps outlined in Rule 14a-4(c)(2) under the Securities Exchange Act of 1934 to ensure the proper delivery of proxy materials related to the proposal.

      The Corporation's Code of Regulations establish advance notice procedures as to the nomination, other than by or at the direction of the Board of Directors, of candidates for election as directors. In order to make a director nomination at a stockholder meeting, it is necessary that you notify the
Corporation: (i) with respect to an election to be held at an annual meeting of Shareholders, not fewer than 45 days in advance of the corresponding date for the date of the preceding year's annual meeting of Shareholders, and (ii) with respect to an election to be held at a special meeting of Shareholders for the election of Directors, the close of business on the seventh day following the date on which notice of such meeting is first given to Shareholders. Therefore a shareholder desiring to make a nomination for consideration at the annual meeting of the Corporation in 2006 must provide notice of such nominee to the Corporation not later than March 11, 2006. In addition, the notice must meet all other requirements contained in the Corporation's Code of Regulations. Any stockholder who wishes to take such action should obtain a copy of the Code of Regulations and may do so by written request addressed to the Secretary of the Corporation at the principal executive offices of the Corporation.

                                  OTHER MATTERS

      The Board of Directors of the Corporation is not aware of any other matters that may come before the meeting. However, the enclosed Proxy will confer discretionary authority with respect to matters which are not known to the Board of Directors at the time of printing hereof and which may properly come before the meeting. A copy of the Corporation's 2004 report filed with the Securities and Exchange Commission, on Form 10-K, will be available without charge to shareholders on request. Address all requests, in writing, for this document to: Mr. Luther E. Proper, President & CEO, Killbuck Bancshares, Inc., 165 N. Main Street, Killbuck, Ohio 44637.

            DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

      Only one Proxy Statement and Annual Report are being delivered to multiple security holders sharing an address unless the Corporation has received contrary instructions from one or more of the security holders. The Corporation will deliver promptly, upon written or oral request, a separate copy of the Proxy Statement and Annual Report to a security holder at a shared address to which a single copy of the documents was delivered. To request separate delivery of these materials now or in the future, a security holder may submit a written request to the Secretary of Killbuck Bancshares, Inc. at 165 N. Main Street, Killbuck, Ohio 44637 or call (330) 276-4881. Additionally, any security holders presently sharing an address who are receiving multiple copies of the Proxy Statement and Annual Report and would like to receive a single copy of such materials may do so by directing their request to the Corporation in the manner provided above.

                            KILLBUCK BANCSHARES, INC.
                    165 N. MAIN STREET, KILLBUCK, OHIO 44637

                                      PROXY
                       PLEASE SIGN AND RETURN IMMEDIATELY

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
       FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 25, 2005

      The undersigned hereby appoints LUTHER E. PROPER, TED BRATTON AND ALLAN MAST, or any one of them (with full power of substitution for me and in my name, place and stead), to vote all the common stock of said Corporation, standing in my name on its books on March 19, 2005, at the stockholders meeting, to be held at THE MAIN OFFICE OF SAID CORPORATION LOCATED AT 165 N. MAIN STREET, KILLBUCK, OHIO ON APRIL 25, 2005 AT 7:30 P.M. (local time), or any adjournments thereof, upon all matters as set forth in the Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged.

1.    ELECTION OF THREE DIRECTORS TO CLASS A

      The Board of Directors recommends a vote "For" the election of the following nominees to the Corporation's Board of Directors:

          John Baker              Richard Fowler             Kenneth Taylor

         For All the Nominees     Withholding Authority for All the Nominees

              [ ]                                  [ ]

      TO WITHHOLD AUTHORITY TO VOTE FOR ANY ONE OR MORE NOMINEES, INDICATE YOUR SELECTION AS "FOR ALL THE NOMINEES" AND DRAW A LINE THROUGH THE NAME OF SUCH NOMINEE OR NOMINEES FOR WHICH AUTHORITY IS WITHHELD.

2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR AN ADJOURNMENT THEREOF.

This proxy will be voted as directed above, and if no direction is given, will be voted FOR PROPOSAL 1.

THIS PROXY MAY BE REVOKED PRIOR TO ITS EXERCISE BY EITHER WRITTEN NOTICE OR PERSONALLY AT THE MEETING OR BY A SUBSEQUENTLY DATED PROXY.

Dated:  ______________, 2005             _____________________________________

                                         _____________________________________
                                              Signatures of stockholder(s)

          THIS PROXY MUST BE SIGNED EXACTLY AS THE NAME APPEARS HEREON.
  (WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, PLEASE
     GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. ALL JOINT
                               OWNERS MUST SIGN.)